UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

ECB BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41456	88-1502079
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

419 Broadway, Everett, Massachusetts 02149
(Address of principal executive offices) (Zip Code)

(617) 387-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ECBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2025, the Board of Directors of ECB Bancorp, Inc. (the “Company”) and Everett Co-operative Bank (the “Bank”) approved an amendment to the Change in Control Agreement, dated as of December 21, 2022, by and between the Bank, the Company and John Migliozzi, Executive Vice President and Chief Lending Officer of the Company and the Bank (the “Agreement”), that increased the severance multiplier included in the Agreement from 2.0x to 2.5x. All other material terms and conditions of the Agreement with Mr. Migliozzi remain unaffected.

The Agreement is included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 22, 2022, and a description of the benefits provided under the Agreement can be found in the Company’s proxy statement for its 2025 annual shareholders meeting, as filed with the Securities and Exchange Commission on April 11, 2025.

Item 9.01         Financial Statements and Other Exhibits.

      (d)        Exhibits

Number                       Description

104                              Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: December 22, 2025	By: /s/ Brandon N. Lavertu
Brandon N. Lavertu
Executive Vice President and Chief Financial Officer